UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 23, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     As of January 23, 2007, Tasker Products Corp. (the "Registrant"), Wynn Starr Special Products LLC, Pharlo IP LLC, f/k/a Indian River Labs, LLC, and Pharlo Citrus Technologies, Inc. entered into a third amendment (the "Amendment") to the Exclusive Field of Use License Agreement and Product Sale Agreement, dated as of September 16, 2004, as amended, between Wynn Starr Special Products LLC, Pharlo IP LLC, f/k/a Indian River Labs, LLC, and Pharlo Citrus Technologies, Inc. The Amendment amended the purchase terms such that Wynn Starr will purchase licensed products from the Registrant and will share up to 25% of the net sale price per gallon sold, based on different increments of achieved net sale prices. The Amendment also includes other target performance criteria such that, if met by Wynn Starr, the Registrant will issue to Wynn Starr a warrant to purchase up to 1,300,000 shares of the Registrant's common stock with an exercise price based upon the closing price of the Registrant's common stock on the date of the Amendment.

     Steven B. Zavagli, a former member of our board of directors, is the founder, Chairman and the Chief Executive Officer of Wynn Starr and Wynn Starr's ultimate parent company, Wynn Starr Flavors, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        TASKER PRODUCTS CORP.



Dated: January 26, 2007                 By:    /s/ Stathis Kouninis
                                            -----------------------------------
                                             Stathis Kouninis
                                             Chief Financial Officer